EXHIBIT 23.1

Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement No. 33-83688 on Form S-3 and in Registration Statement No. 33-13601 on Form S-8 of Century Casinos, Inc. of our report dated February 27, 1998, appearing in this Annual Report on Form 10-KSB of Century Casinos, Inc. for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP
    ---------------------
    Deloitte & Touche LLP

Denver, Colorado
March 18, 1998